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                                      EXHIBIT 1


      DIRECTORS AND EXECUTIVE OFFICERS OF BERG & BERG ENTERPRISES, INC.


Name and Business Address    Position/Occupation              Citizenship
-------------------------    -------------------              -----------
Carl E. Berg                 President, Chief Financial       USA
10050 Bandley Drive          Officer, and Director of
Cupertino, CA  95014         Berg & Berg Enterprises, Inc.,
                             Real Estate Developer,
                             Venture Capitalist


Clyde J. Berg                Director of Berg & Berg          USA
10050 Bandley Drive          Enterprises, Inc.,
Cupertino, CA  95014         Real Estate Developer


Thelmer Aalgaard             Director of Berg & Berg          USA
10050 Bandley Drive          Enterprises, Inc.,
Cupertino, CA  95014         Construction Manager


                          PARTNERS OF BERG & BERG DEVELOPERS

Carl E. Berg ( see information above)

Clyde J. Berg (see information above)